Exhibit 5.1

                                FOLEY & LARDNER

                                ATTORNEYS AT LAW

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
CHICAGO                             POST OFFICE BOX 240                                SACRAMENTO
DENVER                        JACKSONVILLE, FLORIDA 32201-0240                          SAN DIEGO
JACKSONVILLE                       THE GREENLEAF BUILDING                           SAN FRANCISCO
LOS ANGELES                           200 LAURA STREET                                TALLAHASSEE
MADISON                       JACKSONVILLE, FLORIDA 32202-3510                              TAMPA
MILWAUKEE                         TELEPHONE (904) 359-2000                       WASHINGTON, D.C.
ORLANDO                           FACSIMILE (904) 359-8700                        WEST PALM BEACH

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                                                            CLIENT/MATTER NUMBER
                                                                     021837/0178

                                 July 13, 1999


Mortgage.com, Inc.
8751 Broward Boulevard, Fifth Floor
Plantation, Florida 33324

         Re:      Registration Statement on Form S-1
                  Registration No. 333-79757

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-1 (Registration No. 333-79757) of Mortgage.com, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of shares of common stock, par value $0.01 (the "Shares"). The Registration Statement filed June 2, 1999, as amended by Amendment No. 1 filed concurrently herewith is referred to herein as the "Registration Statement."

         As counsel for the Company, we have examined and are familiar with the following:

         a. Fourth Amended and Restated Articles of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Florida;

         b. Form of Amendment to the Fourth Amended and Restated Articles of Incorporation of the Company to be filed in the Office of the Secretary of State of the State of Florida;

         c. Amended and Restated Bylaws of the Company;

         d. The proceedings of the board of directors of the Company in connection with or with respect to the issuance and sale of the Shares to be sold by the Company to certain underwriters pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and the underwriters named in the Registration Statement; and

FOLEY & LARDNER
Mortgage.com, Inc.
July 13, 1999
Page 2


         e. Such other documents, Company records, and matters of law as we deemed to be pertinent.

            Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

         2. Upon filing of the Amendment to the Fourth Amended and Restated Articles of Incorporation of the Company with the Office of the Secretary of State of the State of Florida, the Shares covered by the Registration Statement (including the Shares covered by the over-allotment described in the Registration Statement) to be sold by the Company will, when the price therefor is approved by the board of directors of the Company or the committee to which it has delegated pricing authority, and when issued and delivered to the underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor, be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.


                                                     FOLEY & LARDNER